UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2007, DG FastChannel, Inc. (the “Company”) entered into an Employment Agreement with its Senior Vice President of the SourceECreative subsidiary, Pamela Maythenyi effective retroactively to September 1, 2007.

Pursuant to the Employment Agreement between Ms. Maythenyi and the Company (the “Agreement”), the Company agreed to employ Ms. Maythenyi as its Senior Vice President of its SourceECreative subsidiary from the effective date of the Agreement through September 1, 2010. Under the Agreement, Ms. Maythenyi is entitled to an annualized base salary of $195,000 for the period September 1, 2007 through September 1, 2008 (increasing to $210,000 and $220,000 on the anniversaries of the Agreement during its term) and is eligible for a maximum annual bonus of up to $45,000, depending upon certain performance measurements, for the term of the Agreement. The Company retained the right to increase the base compensation as it deems necessary. In addition, Ms. Maythenyi is entitled to participate in the Company’s stock option plans, employee benefit plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the Agreement. The Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and  is incorporated by reference into this Item 1.01.

Item 9.01 Exhibit

10.1	Employment Agreement, dated November 2, 2007, between the Company and Pamela Maythenyi

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

	By:	/s/ OMAR A. CHOUCAIR
Name: Omar A. Choucair
Title: Chief Financial Officer

Date: December 7, 2007

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated November 2, 2007, between the Company and Pamela Maythenyi